January 20, 2015

U.S. Securities and Exchange Commission	Grant Thornton LLP
Office of the Chief Accountant	Two Commerce Square
100 F Street, NE	2001 Market St., Suite 700
Washington, DC 20549	Philadelphia, PA 19103

T 215.561.4200
F 215.561.1066
www.GrantThornton.com

Re: American Realty Capital Global Trust II, Inc.

File No. 333-196549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital Global Trust II, Inc. dated January 20, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP